Micron Enviro Systems, Inc.
                           460 789 West Pender Street
                                 Vancouver, B.C.


November 27, 2002

Krause Chemical Ltd.
Buckingham Square, Penthouse
720 West Bay Road
P.O. Box 30691
SMB
George Town, Grand Cayman,
Cayman Islands


Dear Sirs,

Please accept this letter as our formal acceptance of you offer to acquire a further 1.4% net revenue interest in the Green Ranch Oil and Gas prospect in Texas. Further to the attached agreement between our two companies dated February 4, 2002 "Exhibit A" by signing below both Micron Enviro Systems, Inc. ("Micron ) and Krause Chemical Ltd. ("Krause") agree to the following terms:

Micron shall increase its net revenue interest from 2.5% to 3.9% and the working interest shall remain at 5%. The consideration for the increase in net revenue shall be $10,000 US.



Yours truly,




/s/ Bernard McDougall


Micron Enviro Systems Inc.
Bernard McDougall




Agreed:

Date: 27 November 02


/s/ (illegible)
------------------------------
Krause Chemical Ltd.